----------------------
                     NONCOMPETITION, NONDISCLOSURE AGREEMENT
                             ----------------------

         AGREEMENT made as of January 1, 1997 by and between Augment Systems, Inc., a Delaware corporation with a principal place of business at 2 Robbins Road, Westford, Massachusetts 01886 (along with its affiliates, if any, "the Company") and Duane A. Mayo, an individual residing at 22 Bachelor Street, West Newbury, Massachusetts 01985 ("Employee").

         Whereas, the Company wishes to retain the continued services of Employee upon the terms set forth in this Agreement; and

         Whereas, Employee desires to continue to serve in the employ of the Company upon the terms and conditions provided in this Agreement;

         NOW, THEREFORE, for valuable consideration, including an increase in Employee's annaul salary from $85,000 to $100,000 per year, the receipt of which is hereby acknowledged, the Company and Employee agree as follows:

SECTION 1.  NONCOMPETITION, NONDISCLOSURE AND INVENTIONS.

         (a) NONCOMPETITION. During the period of his employment by the Company, and for a period of one (1) year after the termination of such employment, Employee agrees that he will not, directly or indirectly, alone or as a partner, officer, director or employee of any company or business organization, or the holder of more than 5% of the outstanding voting securities of, or ownership interests in, any company or business organization, engage in any business activity, in any geographic areas in which the Company is then conducting business which is directly competitive with the business of the Company.

         (b) CONFIDENTIALITY; RETURN OF CONFIDENTIAL MATERIALS. Employee understands that his relationship with the Company and its officers and employees is one of trust and confidence and that during the period of employment he may acquire or may have already acquired, knowledge of, or access to, information which relates to the business, operations or plans of the Company which is not known to the general public (hereinafter "Confidential Information"). Confidential Information may include, but is not limited to, information about products, technologies, methods, designs and other intellectual property, source code, trade secrets, know-how, manufacturing processes, marketing plans, customers budget costs, prices, vendor lists and the Company's financial affairs. Employee will not at any time, whether during or after the termination of employment, reveal to any person, association or company any Confidential Information of the Company so far as it has come or may come to his knowledge, except as may be required in the ordinary course of performing his duties as a employee of the Company or except as may be in the public domain through no fault of his, and Employee will keep secret all matters entrusted to him and shall not use or attempt to use any such Confidential Information in any manner which may injure or cause loss or may be reasonably expected to injure or cause loss, whether directly or indirectly, to the Company.

         Further, Employee agrees that during his engagement, he shall not make, use or permit to be used any notes, memoranda, records, files, computer programs, data or any other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. In addition, Employee agrees that he shall not, after the termination of employment, use or permit to be used, any such notes, memoranda, records, files, computer programs, data or other materials, it being agreed that any of the foregoing shall be, and remain, the sole and exclusive property of the Company and that immediately upon the termination of employment, Employee shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

         (C) ASSIGNMENT OF INVENTIONS. Employee hereby acknowledges and agrees that the Company is the owner of all Inventions, as defined below. In order to protect the Company's rights to such Inventions, by executing this Agreement, Employee hereby irrevocably assigns to the Company all my right, title and interest in and to all Inventions to the Company.

         For purposes of this Agreement, "Inventions" shall mean all discoveries, processes, designs, methods, techniques, technologies, devices, or improvements in any of the foregoing, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by Employee (whether solely or jointly with others) during the period of employment by the Company which relate in any manner to the actual or demonstrably anticipated business, work, or research and development of the Company, or result from or are suggested by any task assigned to Employee or any work performed by him for or on behalf of the Company.

         Any discovery, process, design, method, technique, technology, device, or improvements in any of the foregoing or other ideas, whether or not patentable or copyrightable and whether or not reduced to practice, made or conceived by Employee (whether solely or jointly with others) which he develops entirely on his own time not using any of the Company's equipment, supplies, facilities, or trade secret information ("Personal Invention") is excluded from this Agreement provided such Personal Invention (i) does not relate to the actual or demonstrably anticipated business, research and development of the Company, and (ii) does not result, directly or indirectly, from any work performed by Employee for or on behalf of the Company.

         (D) DISCLOSURE OF INVENTIONS. Employee agrees that in connection with any Invention, he will promptly disclose such Invention to the Board of Directors of the Company in order to permit the Company to enforce its property rights to such Invention in accordance with this Agreement.




                                       2




         (E) PATENTS AND COPYRIGHTS; EXECUTION OF DOCUMENTS. Upon request, Employee agrees to assist the Company or its nominee (at its expense) during and at any time subsequent to employment in every reasonable way to obtain for its own benefit patents and copyrights for Inventions in any and all countries. Such patent and copyrights shall be and remain the sole and exclusive property of the Company or its nominee. Employee agrees to perform such lawful acts as the Company deems to be necessary to allow it to exercise all right, title and interest in and to such patents and copyrights.

         In connection with this Agreement, Employee agrees to execute, acknowledge and deliver to the Company or its nominee upon request and at its expense all documents, including assignments of title, patent or copyright applications, assignments of such applications, assignments of patents or copyrights upon issuance, as the Company may determine necessary or desirable to protect the Company's or its nominee's interest in Inventions, and/or to use in obtaining patents or copyrights in any and all countries and to vest title thereto in the Company or its nominee to any of the foregoing.

         (F) MAINTENANCE OF RECORDS. It is understood that all Personal Inventions, if any, whether patented or unpatented, which Employee made prior to employment by the Company, are excluded from this Agreement. To preclude any possible uncertainty, Employee has set forth in Schedule 1 attached hereto a complete list of all of prior Personal Inventions, including numbers of all patents and patent applications and a brief description of all unpatented Personal Inventions which are not the property of a previous employer. Employee represents and covenants that the list is complete and that, if no items are on the list, Employee have no such prior Personal Inventions.

         Employee agrees to notify the Company in writing before making any disclosure or performing any work on behalf of the Company which appears to threaten or conflict with proprietary rights he claims in any Personal
Invention. In the event of Employee's failure to give such notice, Employee agrees that he will make no claim against the Company with respect to any such Personal Invention.

         (G) TRADE SECRETS OF OTHERS. Employee represents that his performance of all the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to keep confidential proprietary information, knowledge or data acquired by him in confidence or in trust prior to his employment by the Company, and Employee will not disclose to the Company, or induce the Company to use, any confidential or proprietary information or material belonging to any previous employer or others. Employee agrees not to enter into any agreement either written or oral in conflict herewith.

         (H) SOLICITATION. Employee will not at any time during the one (1) year period following the termination of his employment with the Company solicit or encourage any employee of the Company to terminate his or her employment in order to work for a business which competes or intends to compete with the Company and Employee will use his best efforts to ensure that his then employer does not do so.



                                       3




         (I) CONFLICTS. Employee further represents that his performance of all of the terms of this Agreement and as an employee of the Company does not and will not breach any agreement to maintain in confidence proprietary information acquired by him in confidence or in trust prior to employment by the Company. Employee has not entered into, and he agrees that he will not enter into, any agreement, either written or oral, in conflict herewith.

         (J) BREACH. Employee agrees that any breach of this Agreement by him could cause irreparable damage and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of his obligations hereunder.

SECTION 2.  CONFLICTING AGREEMENTS.

         Employee represents and warrants that he is free to enter into this Agreement, and that he has not made and will not make any agreements in conflict with this Agreement.

SECTION 3.  ASSIGNMENT.

         (A) NONASSIGNABILITY.  Neither this Agreement nor any right or interest
hereunder   may  be   assigned  by   Employee,   his   beneficiaries   or  legal
representatives, without the Company's prior written consent.

         (B) BINDING AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to or assignee of the Company, and any such successor or assignee shall be deemed to be substituted for the Company under the provisions of this Agreement.

SECTION 4.  SEVERABILITY.

         If any provision of this Agreement shall be declared invalid or unenforceable, the remainder of this Agreement, or the application of such provision in circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Agreement shall be valid and be enforceable to the fullest extent permitted by law. If any provision contained in this Agreement shall be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision shall be construed by limiting and reducing it so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

SECTION 5.  NOTICE.

         All notices, requests, demands and communications with are or may be given under this Agreement shall be deemed given if and when delivered in hand or mailed by registered or certified mail to the Company or Employee at their respective addresses as first referenced above, with a copy to Michael A. Hickey, Esquire, Warner & Stackpole




                                       4




LLP, 75 State Street, Boston, Massachusetts 02109, or to such other address as may be designated by each party as his or its new address in writing to the other party hereto.

SECTION 6.  WAIVERS.

         The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

SECTION 7.  ENTIRE AGREEMENT.

         This Agreement constitutes the entire understanding of Employee and the Company with respect to noncompetition and nondisclosure. As of the commencement of its term, this Agreement supersedes any prior agreement or arrangement relative to Employee's employment with the Company. No modifications or waiver of any provisions of this Agreement shall be made unless made in writing and signed by Employee and such other person on behalf of the Company as the Board of Directors may designate for such purpose.

SECTION 8.  GOVERNING LAW.

         The interpretation, construction and application of this Agreement shall be governed and construed in accordance with the internal laws of the Commonwealth of Massachusetts.

SECTION 9.  SURVIVAL.

         Employee's   obligations   under  this  Agreement   shall  survive  the
termination of employment regardless of the manner of such termination and shall be binding upon Employee's heirs, executors and administrators.

SECTION 10.  REMEDIES.

         Each of the parties to this Agreement will be entitled to enforce his or its rights under this Agreement specifically, to recover damages (including, without limitation, reasonable fees and expenses of counsel) by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach or threatened breach of the provisions of this Agreement and that any party may in his or its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.




                                       5



SECTION 11.  CAPTIONS.

         The captions set forth in this Agreement are for convenience only, and shall not be considered as part of this Agreement or as in any way limiting or amplifying the terms and provisions hereof.

SECTION 12.  COUNTERPARTS.

         This Agreement may be signed in two counterparts, each of which shall be deemed an original and both of which shall together constitute one agreement.


                      [THIS SPACE LEFT INTENTIONALLY BLANK]



                                       6


         IN WITNESS WHEREOF, the parties have signed, sealed and delivered this Agreement as of the date first above written.


                                                     AUGMENT SYSTEMS, INC.

                                                     By: /s/ Lorrin G. Gale
                                                         -----------------------
                                                            Name: President
                                                             Title:

                                                        /s/ Duane A. Mayo
                                                        ------------------------
                                                        Duane A. Mayo



                                       7





                                   SCHEDULE 1

                      Personal Inventions of Duane A. Mayo



                                      None










                                      A-1